[Letterhead of Latham & Watkins]


                                  May 15, 1998


La Quinta Inns, Inc.
112 E. Pecan Street
San Antonio, TX 78299

Gentlemen:

     We have acted as tax counsel to La Quinta Inns, Inc., a Texas corporation ("La Quinta"), in connection with its merger (the "Merger") with and into Meditrust Corporation, a Delaware corporation ("Meditrust"). You have requested our opinion regarding certain federal income tax consequences of the Merger.

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger among La Quinta, Meditrust, and Meditrust Operating Company ("Meditrust Operating") dated as of January 3, 1998, as amended (the "Merger Agreement"), the Joint Proxy Statement/Prospectus filed by La Quinta and Meditrust with the Securities and Exchange Commission (the "SEC") on February 13, 1998 (the "Joint Proxy Statement"), and the Registration Statement on Form S-4, as filed by Meditrust with the SEC on March 11, 1998, in which the Joint Proxy Statement/Prospectus is included as a prospectus (with all amendments and exhibits thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of La Quinta and Meditrust.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the



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La Quinta Inns, Inc.
May 15, 1998
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Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement, and the Registration Statement and (3) the accuracy of (i) the representations made by La Quinta, which are set forth in the certificate delivered to us by La Quinta, dated the date hereof (the "La Quinta Certificate"), (ii) the representations made by Meditrust, which are set forth in the certificate delivered to us by Meditrust, dated the date hereof (the "Meditrust Certificate"), and (iii) the representations made by certain shareholders of La Quinta in certificates delivered to us by such persons, each dated the date hereof (collectively, the "Shareholder Certificates").

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above (including the accuracy of the representations described above), we are of the opinion that the information set forth in the Registration Statement under the caption "Federal Income Tax Considerations -- Tax Consequences of the Merger," to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is an accurate summary of the material federal income tax consequences of the Merger to La Quinta and the shareholders of La Quinta.

     We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncement of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, including those contained in the Merger Agreement, the Joint Proxy Statement, the Registration Statement, the La Quinta Certificate, the Meditrust Certificate, and the Shareholder Certificates, whether as of the date hereof or at any time from the date hereof through and including the Effective Time, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

      This opinion is rendered only to you, and is solely for the use of La Quinta, Meditrust and their respective shareholders in connection with the transactions set forth in the Merger Agreement. This opinion may not be relied upon by them for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the headings "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement.


                                   Very truly yours,

                                   /s/ Latham & Watkins




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